UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 23, 2011 (December 19, 2011)

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* This Report is filed by Registrant as successor issuer to Cracker Barrel Old Country Store, Inc. (the “Predecessor Registrant”). The Predecessor Registrant’s common stock and preferred stock purchase rights were registered under Section 12(b) of the Exchange Act. The Registrant’s common stock and preferred stock purchase rights are deemed to be registered under Section 12(b) of the Exchange Act by virtue of Rule 12g-3(a).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

N.B. Forrest Shoaf Consulting Agreement

N.B. Forrest Shoaf, currently Senior Vice President, Chief Legal Officer and Secretary of Cracker Barrel Old Country Store, Inc. (the “Company”), notified the Company on December 19, 2011 of his intention to retire effective December 31, 2011. In order to secure Mr. Shoaf’s continuing services in a non-executive capacity, on December 20, 2011, the Company entered into a consulting agreement with Mr. Shoaf. Pursuant to the consulting agreement, Mr. Shoaf’s current employment with the Company will continue until December 31, 2011. Beginning January 1, 2012, Mr. Shoaf will serve as a consultant to the Company. Mr. Shoaf will be entitled to receive a pro rata portion of any bonus earned under the Cracker Barrel Old Country Store, Inc. and Subsidiaries 2012 performance-based annual bonus plan. Unless earlier terminated, the term of this consulting arrangement will expire on March 31, 2013. Mr. Shoaf’s consulting agreement provides that, beginning on January 1, 2012, the Company will pay Mr. Shoaf at his current base salary during the term of the consulting agreement, and certain equity awards received by Mr. Shoaf during the term of his employment will continue to vest during the term of his consulting period. Furthermore, Mr. Shoaf will receive a continuation of his health and life insurance benefits during the term of his consulting agreement. The payment of the foregoing benefits is subject to execution by Mr. Shoaf of a release of claims against the Company.

Pursuant to the terms of the consulting agreement, Mr. Shoaf will be subject to certain noncompetition and nonsolicitation restrictions as well as certain continuing confidentiality obligations.

The agreement referenced above was reviewed and approved by the Compensation Committee of the Board of Directors of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Please see the disclosure set forth under Item 8.01, which is incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On December 21, 2011, the Company, as part of a planned internal restructuring, filed articles of merger with the Secretary of State of the State of Tennessee whereby the Company, effective as of December 23, 2011 at 11:59 p.m. (the “Effective Time”), will merge (the “Merger”) with and into CBOCS, Inc., a Tennessee corporation and a wholly-owned subsidiary of the Company (“CBOCS”), such that, as of the Effective Time, the Company’s separate corporate existence will cease and CBOCS will continue as the surviving corporation (the “Surviving Corporation”), in accordance with the Agreement and Plan of Merger, dated October 11, 2011 by and between the Company and CBOCS (the “Merger Agreement”). The Merger was approved by the shareholders of the Company at the 2011 annual meeting of shareholders on December 20, 2011.

Pursuant to the Merger and at the Effective Time, the outstanding shares of the Company’s common stock, par value $0.01 per share, will be converted into an equivalent number of shares of the Surviving Corporation’s common stock. As a result, the shares of common stock of the Surviving Corporation will be owned directly by the Company’s shareholders in the same proportion as their ownership of the Company’s shares of common stock immediately prior to the Merger. In addition, all options to acquire the Company’s common stock outstanding immediately prior to the Merger will be automatically converted into options to acquire the same number of shares of the Surviving Corporation’s common stock. Shareholders will not be required to exchange their existing stock certificates of the Company, which will represent the same number of shares of the Surviving Corporation. Upon consummation of the Merger, the Surviving Corporation will change its name to “Cracker Barrel Old Country Store, Inc.”

The Surviving Corporation will be a publicly traded company with reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Outstanding shares of the Surviving Corporation’s common stock will retain the same CUSIP number as the corresponding shares of the Company prior to the Merger, and the Surviving Corporation’s common stock will continue to be listed on The NASDAQ Global Select Market under the same ticker symbol used by the Company, “CBRL”. The Merger will not result in any material changes in the business, offices, assets, liabilities, obligations, net worth, directors, officers or employees of the Surviving Corporation as compared to the Company. The provisions of the charter and bylaws of the Surviving Corporation are substantively identical to those of the Company immediately before the Merger (copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, and which are incorporated herein by reference). The Surviving Corporation will maintain its principal executive offices at 305 Hartmann Drive, Lebanon, Tennessee 37087.

As a result of the Merger and by operation of Rule 12g-3(a) promulgated under the Exchange Act, the Surviving Corporation will be the successor issuer to the Company and will succeed to the attributes of the Company as the registrant. The common stock of the Successor Issuer will be deemed to be registered under Section 12(b) of the Exchange Act, and the Successor Issuer will be subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and will hereafter file reports and other information with the Securities and Exchange Commission.

The foregoing summary of the Merger and the terms and conditions of the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 14, 2011 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated October 11, 2011 by and between Cracker Barrel Old Country Store, Inc. and CBOCS, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 14, 2011).

3.1	Amended and Restated Charter of Cracker Barrel Old Country Store, Inc.

3.2	Amended and Restated Bylaws of Cracker Barrel Old Country Store, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 23, 2011	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Lawrence E. Hyatt
	Name:	Lawrence E. Hyatt
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated October 11, 2011 by and between Cracker Barrel Old Country Store, Inc. and CBOCS, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 14, 2011).

3.1	Amended and Restated Charter of Cracker Barrel Old Country Store, Inc.

3.2	Amended and Restated Bylaws of Cracker Barrel Old Country Store, Inc.